Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLUOR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6700 LAS COLINAS BOULEVARD IRVING, TEXAS 75039	33-0927079

(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

FLUOR CORPORATION 2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

(Full Title of the Plan)

Carlos M. Hernandez, Esq. Chief Legal Officer and Secretary Fluor Corporation 6700 Las Colinas Boulevard Irving, Texas 75039 (469) 398-7000	Copies to: Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306 (202) 955-8500

(Name and Address of Agent For Service)

(469) 398-7000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	5,750,000 shares	$155.82	$895,965,000	$35,211.42

(1)          The Registrant is registering shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Fluor Corporation 2008 Executive Performance Incentive Plan, as approved at the 2008 Annual Meeting of Shareholders.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock and other securities that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          Estimated solely for the purpose of calculating the registration fee.  This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Common Stock on May 5, 2008, as reported by the New York Stock Exchange, which was $155.82.

INTRODUCTION

                This Registration Statement on Form S-8 is filed by Fluor Corporation, a Delaware corporation (the “Company” or the “Registrant”), relating to 5,750,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Fluor Corporation 2008 Executive Performance Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I and to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Certain Documents by Reference

                The following documents, previously filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(1)                                  The Annual Report on Form 10-K for the fiscal year ended December 31, 2007, that the Company filed with the Commission on February 29, 2008;

(2)                                  The Current Reports on Form 8-K that the Company filed with the Commission on January 4, 2008, March 19, 2008, and May 9, 2008; and

(3)                                  The description of the Company’s Common Stock contained in the Registration Statement on Form 10-12B, as filed with the Commission on September 20, 2000 under Section 12(b) of the Exchange Act, as amended by the Current Report on Form 8-K filed with the Commission on May 9, 2008.

                In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

                Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                The Company’s Exchange Act file number with the Commission is 001-16129.

Item 4.                           Description of Securities

                Not applicable.

Item 5.                    Interests of Named Experts and Counsel

                Not applicable.

Item 6.                    Indemnification of Directors and Officers

                Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

                Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

                Article Fifteenth of the Company’s Amended and Restated Certificate of Incorporation provides that, to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.  Any amendment to or repeal of such Article Fifteenth shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                Article Sixteenth of the Company’s Amended and Restated Certificate of Incorporation provides that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors.

Item 7.                           Exemption from Registration Claimed

Not applicable.

Item 8.                    Exhibits

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on May 9, 2008 (File No. 001-16129)

4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on June 15, 2007 (File No. 001-16129)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Fluor Corporation 2008 Executive Performance Incentive Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 9, 2008 (File No. 001-16129)

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.                    Undertakings

1.  The undersigned Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                (b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.   The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, Fluor Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 12, 2008.

FLUOR CORPORATION

By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez, Esq. Chief Legal Officer and Secretary

POWERS OF ATTORNEY

                Each person whose signature appears below constitutes and appoints Carlos M. Hernandez and Eric P. Helm and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan L. Boeckmann	Chairman of the Board of Directors and	May 12, 2008
Alan L. Boeckmann	Chief Executive Officer (Principal Executive Officer)

/s/ D. Michael Steuert	Senior Vice President and	May 12, 2008
D. Michael Steuert	Chief Financial Officer (Principal Financial Officer)

/s/ Gary G. Smalley	Vice President and Controller	May 12, 2008
Gary G. Smalley	(Principal Accounting Officer)

/s/ Ilesanmi Adesida	Director	May 12, 2008
Ilesanmi Adesida

/s/ Peter K. Barker	Director	May 12, 2008
Peter K. Barker

/s/ Peter J. Fluor	Director	May 12, 2008
Peter J. Fluor

/s/ James T. Hackett	Director	May 12, 2008
James T. Hackett

/s/ Kent Kresa	Director	May 12, 2008
Kent Kresa

/s/ Vilma S. Martinez	Director	May 12, 2008
Vilma S. Martinez

/s/ Dean R. O’Hare	Director	May 12, 2008
Dean R. O’Hare

/s/ Joseph W. Prueher	Director	May 12, 2008
Joseph W. Prueher

/s/ Lord Robin W. Renwick	Director	May 12, 2008
Lord Robin W. Renwick, K.C.M.G.

/s/ Peter S. Watson	Director	May 12, 2008
Peter S. Watson

/s/ Suzanne H. Woolsey	Director	May 12, 2008
Suzanne H. Woolsey

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on May 9, 2008 (File No. 001-16129)

4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on June 15, 2007 (File No. 001-16129)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Fluor Corporation 2008 Executive Performance Incentive Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 9, 2008 (File No. 001-16129)

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this Registration Statement)